UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

America's Car-Mart, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0844612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2026, America's Car-Mart, Inc. (the "Company") received confirmation from Silver Point Finance, LLC, as Administrative Agent and Collateral Agent (the "Agent"), acting on behalf of the agents and the lenders under the Credit and Guaranty Agreement dated as of October 30, 2025, among the Company, Colonial Auto Finance, Inc. and Texas Car-Mart, Inc., as Borrowers, the Company, as Parent, the subsidiaries party thereto, the lenders party thereto (collectively, the “Lenders”) and the Agent (the "Credit Agreement"), that prior to June 8, 2026, the Agent and Lenders would not exercise any remedies (including, without limitation, the accelerations of any obligations) under the Credit Agreement as a result of actual or anticipated defaults or events of defaults under the Credit Agreement (the “Lender Forbearance”).

On June 5, 2026, the Company requested and the Agent and Lenders agreed to extend the period covered by the Lender Forbearance through June 12, 2026.

The anticipated defaults and events of default relate to the Borrowers' expected failure to satisfy certain financial covenants and reporting obligations under the Credit Agreement, specifically the financial covenants in Section 6.15(a) (minimum liquidity) and Section 6.15(b) (minimum Collateral Coverage Ratio), the reporting covenants in Section 5.1(k) (borrowing base reports) and Section 5.1(l) (liquidity reports), and Section 2.5(e) of the Credit Agreement.

The Lender Forbearance provides that the Agents and the Lenders have not waived and are not waiving any default or event of default under the Credit Agreement or any other credit document, and that all rights, remedies, powers, privileges and defenses of the Agents and the Lenders are fully reserved. From and after the expiration of the applicable standstill period, the Agents and the Lenders are entitled to exercise any and all rights and remedies available to them.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2026, the Board of Directors (the "Board") of the Company approved a retention program (the "Employee Retention Program") for certain members of senior management, including the Company's Chief Executive Officer, Chief Financial Officer and other named executive officers, as well as other key employees. The Employee Retention Program, which consists of cash-based and stock option retention awards, is designed to provide short-term and long-term incentives to retain key members of the Company's management team and other employees to ensure continued operational stability and to align the interests of senior management and other key employees with the Company's long-term value creation efforts and the interests of the Company's stakeholders.

In connection with the Employee Retention Program, on June 3, 2026, the Company entered into Retention Award Agreements (collectively, the "Retention Agreements") with each of the Company’s named executive officers under which each such executive officer will receive cash-based retention awards (each, a "Cash Retention Award") in the amounts set forth below:

Named Executive Officer	Title	Cash Retention Award
Douglas W. Campbell	Chief Executive Officer	$1,200,000
Jonathan Collins	Chief Financial Officer	$563,000
Jamie Fischer	Chief Operating Officer	$531,000
Vickie D. Judy	Chief Accounting Officer (Former Chief Financial Officer)	$300,000

Each Retention Agreement provides that if the Executive's employment terminates prior to the earlier of (i) a Change in Control (as defined in the America's Car-Mart, Inc. 2024 Equity Incentive Plan (the “Plan”)) and (ii) the one-year anniversary of the date of the Retention Agreement (such earlier date, the "Retention Date"), the executive is required to repay the full amount of the retention award on a post-tax basis within 30 days of the termination date, unless the termination constitutes a "Qualifying Termination." A “Qualifying Termination” means a termination by the Company without cause, a resignation by the executive for good reason, or a termination due to the executive's death or disability, in each case subject to the executive's execution and non-revocation of a release of claims within 60 days of termination. No repayment obligation arises if the executive's employment terminates for any reason after the Retention Date.

In addition to the Cash Retention Awards, on June 3, 2026, the Company granted nonqualified stock options (each, an "Option Award") to certain members of senior management and other key employees, subject to the terms of the Plan and customary option award agreements. Each Option Award has an exercise price equal to the closing price of the Company's common stock on the date of grant. The Option Awards vest in four equal annual installments on each of the first four anniversaries of the grant date, generally subject to the recipient's continued employment with the Company through the applicable vesting date.

Because the Plan does not have sufficient shares available to grant all of the Option Awards, each Option Award has been split into two awards: (1) an “Initial Option,” which was granted from the currently available pool of shares under the Plan, and (2) a “Contingent Option,” which was granted subject to stockholder approval at the Company’s 2026 annual meeting of stockholders, expected to be held in or around September 2026 and no later than October 23, 2026, of an amendment to the Plan to increase the number of shares of the Company’s common stock authorized for issuance under the Plan by an amount sufficient to cover the Contingent Options (the “Plan Amendment”). If stockholder approval of the Plan Amendment is not obtained, the Contingent Options will be voided.

The number of shares of the Company’s common stock underlying each Option Award granted to the Company’s named executive officers is detailed below:

Named Executive Officer	Title	Total Option Award (# of shares)	Initial Option (# of shares)	Contingent Option (# of shares)
Douglas W. Campbell	Chief Executive Officer	190,600	60,307	130,293
Jonathan Collins	Chief Financial Officer	45,380	16,687	28,693
Jamie Fischer	Chief Operating Officer	50,660	18,628	32,032
Vickie D. Judy	Chief Accounting Officer (Former Chief Financial Officer)	16,336	6,007	10,329

The foregoing descriptions of the Cash Retention Awards and the Option Awards are qualified in their entirety by reference to the forms of award agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, the Special Committee of the Board of Directors, composed of Adam Paul (Chair), Joshua Welch, and Jonathan Buba, is overseeing the Company’s evaluation of strategic alternatives, including potential financing, recapitalization, restructuring, mergers and acquisitions, and other strategic transactions. Houlihan Lokey Capital, Inc. and FTI Consulting, Inc. are serving as the Company's financial advisors in connection with these efforts.

The Company is working constructively with its lenders and advisors to achieve a sustainable capital structure, including a potential amendment to the Credit Agreement and other potential strategic transactions. There can be no assurance that these discussions or processes will result in any definitive agreement or transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Retention Award Agreement

10.2 Form of Retention Option Agreement (Initial Option Grants)

10.3 Form of Retention Option Agreement (Contingent Option Grants)

104 Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA'S CAR-MART, INC.

Date: June 5, 2026	By: /s/ Jonathan Collins
Jonathan Collins
Chief Financial Officer